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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934.


         Date of report (Date of earliest event reported): May 14, 1999


                          Commission File No. 0-24833


                          FUTURELINK DISTRIBUTION CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

            Colorado                                     95-3895211
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   (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

300, 250 - 6th Avenue S.W., Calgary, Alberta CANADA                     T2P 3H7
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  (Address of principal executive offices)                           (ZIP Code)

                                 (403) 216-6000
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               (Regisrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS


     In accordance with the authority granted to the Registrant's directors by the shareholders of the Registrant at their Annual Meeting held November 30, 1998, on May 14, 1999, the Board of Directors passed a resolution to amend the Registrant's Articles to effect a reverse stock split on the basis of one new share (or share acquisition right) for every five outstanding shares (or share acquisition right).

     The Registrant had found itself in the situation that the total number of issued and outstanding shares of common stock, when combined with the number of shares issuable upon conversion of outstanding share acquisition rights (options, warrants and other convertible securities), exceeded the Registrant's 100,000,000 authorized shares of common stock limit.

     The Registrant intends to file amended Articles with the Office of the Colorado Secretary of State to formally effect this reverse stock split as soon as possible. It is anticipated the Registrant's shares of common stock will begin to trade on a post reverse split basis on June 1, 1999.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)   Exhibits

          99    News Release of the Registrant dated May 14, 1999



                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     FUTURELINK DISTRIBUTION CORP.



     By:  [signed: C. Chell]                            Date:   May 17, 1999
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        Cameron Chell, Chief Executive Officer


     By:  [signed: R. Kilambi]                          Date:   May 17, 1999
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       Raghu Kilambi, Chief Financial Officer

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                                 EXHIBIT INDEX

     Exhibit No.                                                      Page
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         99       News Release of the Registrant, dated May 14, 1999   4



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